UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 20, 2025

Guardian Pharmacy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42284	87-3627139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(Address and zip code of principal executive offices)

(404) 810-0089

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GRDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 20, 2025, Guardian Pharmacy Services, Inc. (the “Company”) entered into stock purchase agreements (each, a “Stock Purchase Agreement” and collectively, the “Stock Purchase Agreements”) with certain holders (the “Holders”) of shares of the Company’s Class A common stock that were issued upon conversion of shares of the Company’s Class B common stock that were originally issued in connection with the Company’s corporate reorganization in September 2024. Pursuant to the Stock Purchase Agreements, the Company agreed to purchase from the Holders up to an aggregate of 1,457,365 shares of Class A common stock, in each case, in a private, non-underwritten transaction using the proceeds to the Company from the sale of shares of Class A common stock by the Company in an underwritten public offering (the “Public Offering”). The purchase price per share to be paid by the Company for each share purchased under the Stock Purchase Agreements will be equal to the public offering price in the Public Offering, less the underwriting discount.

The Stock Purchase Agreements also provide that, upon the consummation of the purchases contemplated thereby (the “Closing”), the Holders will not offer, sell or otherwise dispose of any other shares of the Company’s common stock for a period commencing upon the Closing and ending on the date that is 150 days after the date of the underwriting agreement for the Public Offering. To the extent that a Holder is a party to the previously disclosed Lock-Up Agreement with the Company dated as of March 24, 2025 (the “Prior Lock-Up Agreement”), (i) the Company consented to such Holder’s offer and sale of shares of Class A common stock pursuant to the Stock Purchase Agreement and (ii) the parties agreed that, upon the Closing, the Prior Lock-Up Agreement will terminate and be superseded and replaced in all respects by the lock-up restrictions contained in the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, effective as of May 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2025

GUARDIAN PHARMACY SERVICES, INC.

By:	/s/ David K. Morris
Name:	David K. Morris
Title:	Executive Vice President and Chief Financial Officer

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